Exhibit 10.1

                      [Letterhead of The Bank of New York]


                                                 January 5, 1998

Robocom Systems Inc.
511 Ocean Avenue
Massapequa, New York 11758
Attention: Irwin Balaban, President

Gentlemen/Ladies:

      The Bank of New York (the "Bank") is pleased to confirm that it has extended to Robocom Systems Inc. (the "Company"), the $2,000,000 secured line of credit currently available by the Bank to the Company.

      Each advance under this line of credit shall be evidenced by, shall be payable as provided in, and shall bear interest at the rate specified in the master promissory note dated 5/15/97 made by the Company to the order of the Bank in the principal amount of $2,000,000.

      All obligations of the Company to the Bank with respect to this line of credit shall be secured, pursuant to the General Loan and Security Agreement dated April 13, 1994 executed by the Company in favor of the Bank, by a first priority security interest in all personal property of the Company.

      As you know lines of credit are cancellable at any time by any party and, in addition, any extension of credit under this line of credit is subject to the Bank's satisfaction, at the time of such extension of credit, with the condition (financial and otherwise), business, prospects and operations of the Company. Unless cancelled earlier as provided in the first sentence of this paragraph, this line of credit shall be held available until September 30, 1998. In addition, the outstanding principal amount of all advances under this line of credit shall be reduced to zero for a period of thirty consecutive days during the period this line of credit is held available.

                                             Very truly yours,

                                             THE BANK OF NEW YORK


                                             By: /s/ Thomas P. Powderly
                                                 --------------------------
                                                 Thomas P. Powderly
                                                 Assistant Vice President